Exhibit 99.1 to

8-K dated October 1, 2014

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

William R. Hahl

Executive Vice President and

Chief Financial Officer

Seacoast Banking Corporation of Florida

(772) 221-2825

SEACOAST BANKING CORPORATION OF FLORIDA

AND THE BANKSHARES, INC. COMPLETE MERGER

Merger Creates 6th Largest Florida-Based Bank

STUART, FL., October 1, 2014 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF) and The BANKshares, Inc., parent of BankFIRST (“BANKshares”), announced the completion of their merger today, creating the sixth largest Florida-based bank by total assets with approximately $3.0 billion. The combined franchise will also have $2.3 billion of deposits and 46 branches.

“Today, we took a significant step forward in achieving our goal of building a community bank that offers the products and services of a large bank while maintaining the personal touch and engagement of a community bank,” said Dennis S. Hudson, Seacoast’s chairman and CEO. “Together, the Seacoast and BANKshares teams will significantly expand our reach in our important Central Florida and Central East Coast growth markets, and will bring even greater focus on business banking in the Seacoast legacy markets. Seacoast will continue to deliver the high-touch level of service that customers expect, with an expanded branch and ATM network and a broad range of products and expertise in retail, wealth management, small business and commercial banking.”

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Transaction Details

Under the terms of the definitive agreement, Seacoast will issue 0.4975 Seacoast shares for each share of BANKshares common and preferred stock, or a total of approximately 7.03 million shares of common stock to BANKshares’ shareholders. Based on Seacoast’s closing stock price of $10.93 on September 30, 2014, the transaction will be valued at approximately $77 million.

The transaction is intended to qualify as a tax–free reorganization for U.S. federal income tax purposes and BANKshares shareholders are not expected to recognize any taxable gain or loss in connection with the share exchange.

Guggenheim Securities, LLC served as exclusive financial advisor and provided a fairness opinion to Seacoast's board, and Alston & Bird LLP served as legal counsel to Seacoast. Hovde Group, LLC served as financial advisor and provided a fairness opinion to BANKshares’s board, and Smith Mackinnon, PA served as legal counsel to BANKshares.

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Customer Information

Customers will benefit immediately from the merger, because customers of both Seacoast and BankFIRST, the banking subsidiary of BANKshares, can now use Seacoast and BankFIRST ATMs free of charge. BankFIRST customers can also continue to bank as usual by phone, ATM and online. Until Seacoast and BankFIRST convert to a single operating system, anticipated to be completed by October 27, 2014, Seacoast and BankFIRST customers should continue to do business at their current Seacoast or BankFIRST branches. On that date, all customers will be able to bank at any location.

About Seacoast Banking Corporation of Florida

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $3.0 billion in assets and approximately $2.3 billion in deposits following the acquisition of BANKshares.  The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast National Bank, and its Accelerate business banking offices.  With the acquisition, offices now stretch from Broward County north through the Volusia County, into Orlando and Central Florida, and west to Okeechobee and surrounding counties.

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Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of Seacoast and BANKshares; the diversion of management time on issues related to the merger; changes in laws or regulations; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in Seacoast's most recent Form 10-K report and Form 10-Q report and to Seacoast's most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Seacoast or BANKshares. Seacoast undertakes no obligation to update or revise any of the forward-looking statements for events or circumstances that arise following the date of this news release, except as otherwise may be required by law.

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